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                                                                Exhibit 10.2F
                                    GUARANTY

                 This Guaranty is entered into as of June 1, 1997, by GARDENER'S EDEN, INC. (the "Guarantor"), in favor of Bank of America National Trust and Savings Association as agent for the financial institutions from time to time party to that certain Credit Agreement dated as of June 1, 1997 (the "Banks") (in such capacity, the "Agent") and such Banks.

                                    Recitals

                 A. Williams-Sonoma, Inc. (the "Company"), the Agent and the Banks entered into a Credit Agreement dated as of June 1, 1997. The Credit Agreement as now in effect or hereafter extended, renewed, modified, supplemented, amended or restated is hereinafter called the "Credit Agreement".

                 B. The Banks are willing to make certain Loans to the Company as provided in the Credit Agreement on the condition (among others) that the Guarantor enter into this Guaranty.

                 C. The Guarantor as a Subsidiary of the Company will derive substantial and direct benefits (which benefits are hereby acknowledged by the Guarantor) from the Loans and other benefits to be provided to the Company under the Credit Agreement.

                 D. In order to induce the Banks to make such Loans available to the Company as provided in the Credit Agreement, and for other valuable consideration, the Guarantor issues this Guaranty.

         1. Definitions. Unless otherwise defined herein, capitalized terms used in this Guaranty have the meanings given to them from time to time in the Credit Agreement.

         2.      Guaranty.

                 2.1 Guaranty. The Guarantor hereby irrevocably, absolutely and unconditionally guarantees the full and punctual payment or performance when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all of the Obligations. This Guaranty constitutes


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a guaranty of payment and performance when due and not of collection, and the
Guarantor specifically agrees that it shall not be necessary or required that the Agent or any Bank exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Company (or any other Person) before or as a condition to the obligations of the Guarantor hereunder. The Agent or any Bank may permit the indebtedness of the Company to the Agent or any Bank to include indebtedness other than the Obligations, and may apply any amounts received from any source, other than from the Guarantor, to that portion of Company's indebtedness to the Agent or any Bank which is not a part of the Obligations.

                 2.2 Obligations Independent. The obligations hereunder are independent of the obligations of the Company, and a separate action or actions may be brought and prosecuted against the Guarantor whether action is brought against the Company or whether the Company be joined in any such action or actions.

                 2.3 Authorization of Renewals, Etc. The Guarantor authorizes the Agent and each Bank, without notice or demand and without affecting its liability hereunder, from time to time:

                          (a)  to renew, compromise, extend, accelerate or
otherwise change the time for payment, or otherwise change the terms, of the Obligations, including increase or decrease of the rate of interest thereon, or otherwise change the terms of the Credit Agreement or any other Loan Document;

                          (b)  to receive and hold security for the payment of
this Guaranty or the Obligations and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security;

                          (c)  to apply such security and direct the order or
manner of sale thereof as the Agent, or any Bank, as the case may be, in its or their discretion may determine; and

                          (d)  to release or substitute any one or more of any
endorsers or guarantors of the Obligations.





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The Guarantor further agrees the performance or occurrence of any of the acts or events described in clauses (a), (b), (c), and (d) above with respect to indebtedness or other obligations of the Company, other than the Obligations, to the Agent or any Bank, shall not affect the liability of the Guarantor hereunder.

                 2.4 Waiver of Certain Rights. The Guarantor waives any right to require the Agent or any Bank:

                          (a)  to proceed against the Company or any other
Person;

                          (b)  to proceed against or exhaust any security for
the Obligations or any other indebtedness of the Company to the Agent or any Bank; or

                          (c)  to pursue any other remedy in the Agent's or any
such Bank's power whatsoever.

                 2.5 Waiver of Certain Defenses. The Guarantor waives any defense arising by reason of any claim that the Guarantor's obligations exceed or are more burdensome than those of the Company. The Guarantor waives all rights and defenses arising out of an election of remedies by the Agent or any Bank, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Obligations, has destroyed the Guarantor's rights of subrogation and reimbursement against the Company by operation of
Section 580d of the California Code of Civil Procedure (if applicable) or otherwise. The Guarantor waives any benefit of, and any right to participate in, any security or other guaranty now or hereafter held by the Agent or any Bank securing the Obligations.

                 2.6 Waiver of Presentments, Etc. The Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional Obligations or any other indebtedness of Company to the Agent or any Bank.

                 2.7 Information Relating to Company. The Guarantor acknowledges and agrees that it shall have the sole





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responsibility for obtaining from the Company such information concerning the
Company's financial condition or business operations as the Guarantor may require, and that neither the Agent nor any Bank has any duty at any time to disclose to the Guarantor any information relating to the business operations or financial condition of the Company.

                 2.8 Right of Setoff. In addition to any rights and remedies of the Banks provided by law, if Guarantor has failed to make any payment due hereunder upon demand, each Bank is authorized at any time and from time to time, without prior notice to the Guarantor, any such notice being waived by the Guarantor to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Guarantor against any and all obligations of the Guarantor now or hereafter existing under this Guaranty or any other Loan Document, irrespective of whether or not the Agent or such Bank shall have made demand under this Guaranty or any other Loan Document and although such obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Guarantor and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 2.8 are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

                 2.9 Subordination. Any obligations of the Company to the Guarantor, now or hereafter existing, including, but not limited to, obligations to the Guarantor as subrogee of the Agent or any Bank or resulting from the Guarantor's performance under this Guaranty, are hereby fully subordinated in priority of payment to the Obligations and all other indebtedness of the Company to the Agent or any Bank.

                 2.10 Reinstatement of Guaranty. If any payment or transfer of any interest in property by the Company to the Agent or any Bank in fulfillment of any Obligation is rescinded or must at any time (including after the return or cancellation of this Guaranty) be returned, in whole or in part, by the Agent or any





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Bank to the Company or any other Person, upon the insolvency, bankruptcy or reorganization of the Company or otherwise, this Guaranty shall be reinstated with respect to any such payment or transfer, regardless of any such prior return or cancellation.

                 2.11 Powers. It is not necessary for the Agent or any Bank to inquire into the powers of the Company or of the officers, directors, partners or agents acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                 2.12 Taxes. (a) Subject to compliance with Section 9.10 of the Credit Agreement, any and all payments by the Guarantor to each Bank or the Agent under this Guaranty shall be made free and clear of, and without deduction or withholding for, any Taxes, Other Taxes or Further Taxes. In addition, the Guarantor shall pay all Other Taxes.

                          (b)     If the Guarantor shall be required by law to
deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

                                  (i)  the sum payable shall be increased as
         necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                                  (ii)  the Guarantor shall make such
         deductions and withholdings;

                                  (iii)  the Guarantor shall pay the full
         amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                                  (iv)  the Guarantor shall also pay to each
         Bank or the Agent for the account of such Bank, at the time





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         interest is paid, Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

                          (c)     The Guarantor agrees to indemnify and hold
harmless each Bank and the Agent for the full amount of (i) Taxes, (ii) Other Taxes, and (iii) Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

                          (d)     Within 30 days after the date of any payment
by the Guarantor of Taxes, Other Taxes or Further Taxes, the Guarantor shall furnish to each Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent.

                          (e)  For purposes of this Section, (i) "Taxes" means
any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office; (ii) "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Guaranty; and (iii) "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and





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all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to this Section.

         3. Representations and Warranties. The Guarantor represents and warrants to the Agent and each Bank as follows:

                 3.1 Corporate Existence and Power. The Guarantor (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under, this Guaranty and any other Loan Document to which it is a party; (c) is duly qualified as a foreign corporation, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and (d) is in compliance with all Requirements of Law; except, in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Guarantor, its parent and affiliates, taken as a whole; (b) a material impairment of the ability of the Guarantor to perform its obligations under this Guaranty; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Guarantor of this Guaranty and any other Loan Document to which it is a party.

                 3.2 Corporate Authorization; No Contravention. The execution, delivery and performance by the Guarantor of this Guaranty and any other Loan Document to which it is party, have been duly authorized by all necessary corporate action, and do not and will not (a) contravene the terms of any of the Guarantor's Organization Documents; (b) violate or result in any breach or contravention of, or the creation of any lien under, any document evidencing any Contractual Obligation to which the Guarantor is a party or any order, injunction, writ or decree of any Governmental Authority to which the Guarantor or its property is subject; or (c) violate any Requirement of Law.





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                 3.3  Governmental Authorization.  No approval, consent,
exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Guarantor of this Guaranty or any other Loan Document to which it is a party.

                 3.4 Binding Effect. This Guaranty and each other Loan Document to which the Guarantor is a party constitute the legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                 3.5 Regulated Entities. None of the Guarantor, any Person controlling the Guarantor or any Subsidiary of the Guarantor is (a) an "Investment Company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur or guarantee Indebtedness.

         4.   Miscellaneous

                 4.1 Application of Payments on Guaranty. All payments required to be made by the Guarantor hereunder shall, unless otherwise expressly provided herein, be made to the Agent for the account of the Banks at the Agent's Payment Office. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Payments received from the Guarantor shall, unless otherwise expressly provided herein, be applied to costs, fees, or other expenses due under the Loan Documents, any interest (including interest due under subsection 2.10(c) of the Credit Agreement, any principal due under the Loan Documents and any other Obligations, in such order as the Agent,





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with the consent of or at the request of the Majority Banks, shall determine.

                 4.2 Assignments, Participations, Confidentiality. Any Bank may from time to time, without notice to the Guarantor and without affecting the Guarantor's obligations hereunder, transfer its interest in the Obligations to Participants and Assignees as provided in the Credit Agreement. The Guarantor agrees that each such transfer will give rise to a direct obligation of the Guarantor to each such Participant and Assignee and that each such Participant and Assignee shall have the same rights and benefits under this Guaranty as it would have if it were a Bank party to the Credit Agreement and this Guaranty. The Guarantor, the Agent and each Bank agree that the provisions of Section 10.09 of the Credit Agreement shall apply to all information identified as "confidential" or "secret" by the Guarantor and provided to the Agent or such Bank by the Guarantor or any Subsidiary of the Guarantor under this Guaranty or any other Loan Document to which the Guarantor is a party.

         4.3 Loan Document. This Guaranty is a Loan Document executed and delivered pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof. Without limiting the generality of the foregoing, the provisions of Sections 1.02 and 1.03 of the Credit Agreement shall apply to the interpretation and administration of this Guaranty as if such provisions were incorporated herein, with all references to the "Agreement" in such Sections being deemed to be references to this Guaranty.

         4.4 Waivers; Writing Required. No delay or omission by the Agent or any Bank to exercise any right under this Guaranty shall impair any such right, nor shall it be construed to be a waiver thereof. No waiver of any single breach or default under this Guaranty shall be deemed a waiver of any other breach or default. Any amendment or waiver of any provision of this Guaranty must be in writing and signed by the Guarantor and the Agent, with the written consent of the Majority Banks or all of the Banks, in accordance with the terms of Section 10.01 of the Credit Agreement.





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         4.5  Remedies.  All rights and remedies provided in this Guaranty and any instrument or agreement referred to herein are cumulative and are not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

         4.6 Costs and Expenses. The Guarantor agrees to pay or reimburse the Agent and each Bank within five Business Days after demand for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Guaranty (including in connection with any "workout" or restructuring regarding amounts due under this Guaranty, and including in any Insolvency Proceeding or appellate proceeding).

         4.7 Severability. The illegality or unenforceability of any provision of this Guaranty or any instrument or agreement referred to herein shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Guaranty or any instrument or agreement referred to herein.

         4.8 Governing Law and Jurisdiction. (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT, THE GUARANTOR AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                 (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY AND ANY OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH OF THE GUARANTOR, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE GUARANTOR, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED HERETO. THE GUARANTOR, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR





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OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA
LAW.

         4.9 Waiver of Jury Trial. THE GUARANTOR, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE GUARANTOR, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

         4.10 Entire Agreement. This Guaranty (a) integrates all the terms and conditions mentioned herein or incidental hereto, (b) supersedes all oral negotiations and prior writings with respect to the subject matter hereof, and
(c) is intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in this Guaranty and any such instrument, agreement and document and as the complete and exclusive statement of the terms agreed to by the parties.

                 IN WITNESS WHEREOF, the Guarantor has executed this Guaranty by its duly authorized officers as of the day and year first above written.


                                             GARDENER'S EDEN, INC.


                                             By /s/ Jerry S. B. Dratler
                                                -----------------------
                                             Name:  Jerry S. B. Dratler
                                             Title: Assistant Secretary





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